                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                         [_]CONFIDENTIAL,FOR USE OF THE
[_]Preliminary Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14a-6(e)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                EXPONENT, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                                   --N/A--
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

Notes:

                                EXPONENT, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MAY 13, 1998

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Exponent, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 13, 1998, at 9:00 a.m., local time, in the Company's auditorium, located at 155 Jefferson Drive, Menlo Park, California 94025, for the following purposes:

  1. To elect directors to serve for the ensuing year or until their successors are duly elected and qualified.

  2. To ratify the appointment of KPMG Peat Marwick L.L.P. as independent auditors for the Company for the year ending January 1, 1999.

  3. To transact other such business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

  Only stockholders of record at the close of business on April 6, 1998, (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

  All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

  If you would like to attend the Annual Meeting, you must bring a form of personal identification. If your shares are held by a broker, bank, or other nominee, you must bring to the meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. In order to vote shares that are held by a broker, bank, or other nominee at the Annual Meeting, you must obtain from the nominee a proxy issued in your name.

  To ensure your representation at the Annual Meeting, you are urged to sign, date, and return the enclosed proxy as promptly as possible in the prepaid postage envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even if he or she has returned a proxy. If you are a stockholder of record, you may use the toll-free telephone number on the proxy card to vote your shares.

ELIMINATE DUPLICATE MAILINGS

  Securities and Exchange Commission ("SEC") rules require the Company to provide an Annual Report to stockholders who receive this proxy statement. If you are a stockholder of record and have more than one account in your name or the same address as another stockholder of record, you may authorize the Company to discontinue mailing of multiple annual reports. To do so, mark the appropriate box on each proxy card for which you do not wish to receive an Annual Report, or if you are a stockholder of record voting by telephone, you may stay on the line until you receive the appropriate prompt.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ RICHARD L. SCHLENKER
                                          Richard L. Schlenker, Corporate
                                           Secretary

  Menlo Park, California
  April 13, 1998


 IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR CALL THE TOLL-FREE NUMBER ON THE PROXY CARD TO VOTE YOUR SHARES. (NOT ALL BROKER'S PROVIDE TELEPHONE VOTING).

                                EXPONENT, INC.

                               ----------------

                                PROXY STATEMENT
                                    FOR THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Exponent, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the Company's auditorium, located at 155 Jefferson Drive, Menlo Park, California 94025, on Wednesday, May 13, 1998, at 9:00 a.m., local time. The Company's principal executive office is located at 149 Commonwealth Drive, Menlo Park, California 94025, and its telephone number at that location is (650) 326-9400.

  The proxy solicitation materials were mailed on or about April 13, 1998, together with the Company's Annual Report for the period ended January 2, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE

  Only stockholders of record at the close of business on April 6, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, a total of 7,475,481 shares of the Company's common stock, $.001 par value (the "Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Other Information-- Share Ownership by Principal Stockholders and Management." The closing price of the Company's Common Stock on the NASDAQ National Market on the Record Date was $11.13 per share.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

  If you are a stockholder of record, you may vote by calling the telephone number on the proxy card or by mailing your signed proxy card in the envelope provided. Specific instructions to be followed by any owner of record interested in granting a proxy by telephone are set forth in the enclosed proxy card. Not all brokers provide telephone voting.

  The cost of soliciting proxies will be borne by the Company. The Company has retained the services of ChaseMellon Shareholder Services to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting. The estimated cost of such services is $3,500 plus out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, and regular employees without additional compensation, by personal conversation, telephone, telegram, letter, electronically or by facsimile.

QUORUM: REQUIRED VOTE

  The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Shares that voted "For," "Against," or "Withheld" on the proposals are treated as being present at the meeting for purposes of establishing a quorum and are deemed to be "votes cast" at the Annual Meeting with respect to the proposals. Signed, unmarked proxy cards are voted as the Board recommends. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to ratify the appointment of auditors.

  Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes cast.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

  Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Company no later than January 1, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR

  Reference to 1998 represents the fiscal period from January 3, 1998 through January 1, 1999; reference to 1997 represents the fiscal year period from January 4, 1997 through January 2, 1998; reference to 1996 represents the fiscal year period from December 30, 1995 through January 3, 1997; and reference to 1995 represents the fiscal year period from December 31, 1994 through December 29, 1995.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  A board of eight directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting, or until a successor has been elected and qualified.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW:

                                                                                   DIRECTOR
              NAME                 AGE   POSITIONS HELD OR PRINCIPAL OCCUPATION     SINCE
              ----                 ---   --------------------------------------    --------
Michael R. Gaulke................   52 President and Chief Executive Officer         1994
Roger L. McCarthy, Ph.D..........   49 Chief Technical Officer                       1989
Edward J. Keith(1)...............   63 Chairman of the Board of the Company and      1989
                                       Private Investor
Samuel H. Armacost(1)............   59 Managing Director of Weiss, Peck, & Greer,    1989
                                       L.L.C.
Barbara M. Barrett(1)............   47 President and Chief Executive Officer of      1997
                                       Triple Creek Guest Ranch
Jon R. Katzenbach(1).............   65 Director of McKinsey & Company                1997
Subbaiah V. Malladi, Ph.D........   51 Corporate Vice President                      1996
George T. Van Gilder(1)..........   54 Independent Businessman                       1996

--------
(1) Member of the Human Resources Committee, Audit Committee, and Nominating Committee of the Board of Directors of the Company.

  Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship among any of the directors and executive officers of the Company.

  Mr. Gaulke joined the Company in September 1992, as Executive Vice President and Chief Financial Officer. He was named President in March 1993, and he was appointed as a member of the Board of Directors of the Company in January 1994. He assumed his current role of President and Chief Executive Officer in June 1996. From November 1988 to September 1992, Mr. Gaulke served as Executive Vice President and Chief Financial Officer at Raynet Corporation, a subsidiary of Raychem Corporation ("Raynet"). Prior to joining Raynet, Mr. Gaulke was Executive Vice President and Chief Financial Officer of Spectra Physics, Inc., where he was employed from 1979 to 1988. From 1972 to 1979, Mr. Gaulke served as a consultant with McKinsey & Company. Mr. Gaulke is a member of the Board of Directors of RockShox, Inc. and serves on the Board of Trustees of the Palo Alto Medical Foundation. Mr. Gaulke received a M.B.A.
(1972) in Marketing and Operations from Stanford University Graduate School of Business and a B.S. (1968) in Electrical Engineering from Oregon State University.

  Dr. McCarthy was named Chief Technical Officer of the Company and Chairman of the Board of the Company's principal operating subsidiary Failure Analysis Associates, Inc. ("FaAA") in June of 1996. He has been a director of the Company since 1989 and a director of FaAA since 1980, Chief Executive Officer of the Company and FaAA from 1989 to June 1996. He also served as Chairman and President of the Company from 1989 to March 1993. He joined the Company in August 1978. Dr. McCarthy received his Ph.D. (1977), Mech.E. (1975), and S.M.
(1973) from the Massachusetts Institute of Technology, and his B.S.E. (1972) in Mechanical

Engineering and A.B. (1972) in Philosophy from the University of Michigan. Dr. McCarthy is a Registered Professional Engineer in the states of California and Arizona and a member of the following professional organizations: American Society of Metals; American Society of Mechanical Engineers; Society of Automotive Engineers; American Society for Testing and Materials; Human Factors and Ergonomics Society; American Society of Heating, Refrigeration and Air-Conditioning Engineers; National Fire Protection Association; American Welding Society; National Safety Council; and the Society for Risk Analysis.

  Mr. Keith has been Chairman of the Board of Directors of the Company since March 1993, and he has been a member of the Board of Directors of the Company since 1989 and a member of the Board of Directors of FaAA since 1987. He has been an advisor to FaAA since 1986. Mr. Keith has been a private investor since 1985. In January 1994, Mr. Keith was elected a director of Vectra Technologies, a company providing engineering services and fuel storage to nuclear power plant owners. In June 1995, Mr. Keith was elected as Chairman of the Board of Directors of Vectra Technologies, a position he held until January 1998, when the Company was sold and taken private. From January 1990 until August 1994, Mr. Keith was a director of Inlex, Inc., a company that provides computer hardware, software, and services in connection with automation of public and private library systems. Mr. Keith received his M.S.
(1964) in Earthquake Engineering and his B.S. (1961) from the University of California, Berkeley. Additionally, he was a co-founder and a past director of Impell Corporation, an engineering services company. Mr. Keith is a professional civil and structural engineer licensed in the state of California.

  Mr. Armacost has been a member of the Board of Directors of the Company since 1989. Mr. Armacost had been a Principal of Weiss, Peck & Greer, L.L.C., an investment firm, from 1990 to 1997 when he was made Managing Director. He was Managing Director of Merrill Lynch Capital Markets of Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, from 1987 to August 1990, and he was Director, President, and Chief Executive Officer of Bank America Corporation from 1981 to 1986. Mr. Armacost is also a member of the Board of Directors of Chevron Corporation, Scios, Inc., SRI International, and The James Irvine Foundation. Mr. Armacost received his M.B.A. (1964) from Stanford University Graduate School of Business and his B.A. (1961) from Denison University.

  Mrs. Barrett has been a member of the Board of Directors of the Company since 1997. From October 1997 until February 1998, Mrs. Barrett served as President and CEO of the American Management Association International, Inc., in New York City. She has held the position of President and CEO of Triple Creek Guest Ranch in Darby, Montana, since 1993, and has served as Chairman of the Board of Directors for the Valley Bank of Arizona since March 1996. She has also served on the Board of Directors of New Piper Aircraft Corporation since 1995. Mrs. Barrett was appointed by the President of the United States as the Deputy Administrator of the Federal Aviation Administration serving from 1988 through 1989, and she was also appointed as Vice Chairman of Civil Aeronautics Board serving from 1983 through 1984. Mrs. Barrett practiced corporate, international, and business law from 1976 through 1982. Mrs. Barrett received her J.D. (1978), M.P.A. (1975), and B.S. (1972) in Political Science from Arizona State University. Some of the distinctions Mrs. Barrett has received include: Inaugural "Hall of Fame" inductee status from Arizona State University College of Liberal Arts and Sciences, 1995; the Distinguished Achievement Award from three Arizona State University Colleges, 1985, 1989, and 1994; and Administrator's Award for Distinguished Service from the Federal Aviation Administration in 1989. Currently, Mrs. Barrett is on the Board of Trustees for Thunderbird, The American Graduate School of International Management; and the Vice-Chairman of the Board of Directors for the Central Arizona Chapter of the American Red Cross. Mrs. Barrett was a Republican candidate for Governor of Arizona in 1994.

  Mr. Katzenbach has been a member of the Board of Directors of the Company since 1997. He joined McKinsey & Company in July of 1959. During his 38 years of service, he managed various offices including the San Francisco and New York offices for five years each. Additionally, Mr. Katzenbach served as Chairman of several governance committees and was elected to the Shareholders' Committee in 1972. He served on the committee for nearly 20 years. Since 1985 he has been a senior leader in the firm's organizational practice and their pursuit of new approaches to organization performance and the management of change in large enterprises. He currently holds the position of Director as a consulting partner for McKinsey & Company. Mr. Katzenbach attended Brigham Young University and graduated with distinction from Stanford University with a Bachelor of Arts degree in Economics. He obtained his MBA from Harvard University, where he was selected as a prestigious Baker Scholar. Mr. Katzenbach is also the author of several articles and papers encompassing the organizational field and co-authored two books--The Wisdom of Teams: Creating the High Performance Organization and Real Change Leaders: How You Can Create Growth and High Performance at Your Company. His latest book entitled Teams at the Top: Unleashing the Potential of Both Teams and Individuals Leaders was published by Harvard Business School Press in September of 1997.

  Dr. Malladi joined FaAA in 1982 as a Senior Engineer, becoming a Senior Vice President in 1988 and a Corporate Vice President of FaAA in 1993. Dr. Malladi was a member of the Board of Directors of the Company from 1991 through 1993, and was re-elected to the Board in 1996. He received a Ph.D. (1980) in Mechanical Engineering from the California Institute of Technology; M.Tech
(1972) in Mechanical Engineering from the Indian Institute of Technology; B.E.
(1970) in Mechanical Engineering from SRI Venkateswara University, India; and B.S. (1966) in Physics, Chemistry and Mathematics from Osmania University, India. Dr. Malladi is a Registered Professional Mechanical Engineer in the State of California and a member of the following professional organizations:
American Institute of Aeronautics and Astronautics; American Association for the Advancement of Science; Combustion Institute; and National Fire Protection Association.

  Mr. Van Gilder has been a member of the Board of Directors of the Company since 1996. He began his twenty-four year career at Chubb and Son, Inc., a subsidiary of Chubb Insurance, where he was responsible for a wide variety of underwriting functions within the company, including designing and providing coverage for financial institutions, as well as a variety of commercial and personal clients. Mr. Van Gilder attained the position of Chief Underwriting Officer of the company's worldwide property-casualty area before leaving in 1995 to join Risk Management Solutions (RMS) as Chairman, a position he held until 1997. RMS provides software licensing and consulting to insurance companies, reinsurance companies, lenders, and governmental agencies. Since 1997, Mr. Van Gilder has owned and managed the Kitty Knight House, a bed and breakfast located in Maryland. He received his bachelor's degree from the University of Pennsylvania in 1966, after which he served five years in the United States Navy. He has published articles on a variety insurance industry subjects in Best's Review and other publications, and has served on the American Management Association Insurance Council since 1992. Additionally, Mr. Van Gilder was a member of the American Insurance Association Disaster Task Force and is a frequent speaker before such groups as the Risk and Insurance Management Society (RIMS) and the Society of Chartered Property and Casualty Underwriters.

REQUIRED VOTE

  The eight nominees receiving the highest number of affirmative votes duly cast shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors has three standing committees: an Audit Committee, a Human Resources Committee, and a Nominating Committee. Since the last Annual Meeting, the three committees were composed of Messrs. Armacost, Katzenbach, Keith, Van Gilder, and Mrs. Barrett.

  The Audit Committee is responsible for (i) reviewing and consulting with the independent auditors concerning the Company's financial statements, accounting, financial policies, and internal controls; (ii) reviewing the scope of the independent auditors' activities and their fees; and (iii) maintaining good communications among the Audit Committee, the Company's independent auditors, and the Company's management on accounting matters. The Audit Committee held three meetings (including two regularly scheduled and one special meeting) during 1997.

  The Human Resources Committee, which is responsible for reviewing and making recommendations to the Board of Directors regarding the compensation and employee benefits of the Company's employees, held five meetings (including four regularly scheduled and one special meeting ) during 1997.

  The Nominating Committee, which is responsible for making recommendations to the Board of Directors regarding nominations for membership on the Board of Directors, held one meeting during 1997. The Nominating Committee will consider nominees recommended by the stockholders provided such recommendations are submitted in writing to the Secretary of the Company.

  The Board of Directors held a total of four regularly scheduled meetings in 1997. No incumbent director during 1997 attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which the director served, except Dr. Malladi, who attended 50% of the meetings.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. However, non-employee members of the Board of Directors receive an annual cash retainer of $24,000, and an attendance fee of $2,000 for each meeting of the Board of Directors. In addition, committee members receive the following annual committee membership fees: $5,000 for service on the Human Resources Committee; $5,000 for service on the Audit Committee; and $1,000 for service on the Nominating Committee. Furthermore, Mr. Keith received an additional retainer of $10,500 for his duties associated with serving as Chairman of the Board of Directors. Non-employee Board members are reimbursed for certain expenses related to travel and incidentals, with the exception of Mr. Armacost.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed KPMG Peat Marwick L.L.P., independent auditors, to audit the financial statements of the Company for the year ending January 1, 1999. KPMG Peat Marwick L.L.P. has audited the Company's financial statements since 1987. A representative of KPMG Peat Marwick L.L.P. is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

  The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the votes cast. In the event that the stockholders do not approve the selection of KPMG Peat Marwick L.L.P., the appointment of the independent auditors will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                               OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 27, 1998, by the following individuals or entities: (a) each director and each Executive Officer; (b) each of the officers named in the Executive Compensation Table (see page 9); (c) all directors and executive officers as a group; and (d) each person known to the Company who beneficially owns 5% or more of the outstanding shares of the Company's Common Stock. A total of 7,469,412 shares of the Company's Common Stock were issued and outstanding as of February 27, 1998.

                   NAME                    NUMBER OF SHARES(1) PERCENT OF TOTAL
                   ----                    ------------------- ----------------
Roger L. McCarthy(2)......................      1,051,806            14.0%
 c/o Exponent, Inc.
 149 Commonwealth Drive
 Menlo Park, CA 94025
Palo Alto Investors(3)....................        557,200             7.5%
 431 Florence Street, Suite 200
 Palo Alto, CA 94301
Dimensional Fund Advisors, Inc.(3)(15)            459,700             6.2%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Bernard Ross(4)...........................        374,155             5.0%
 c/o Exponent, Inc.
 149 Commonwealth Drive
 Menlo Park, CA 94025
Charles A. Rau, Jr.(5)....................        344,371             4.6%
Subbaiah V. Malladi(6)....................        319,684             4.2%
Robert W. Morgan(7).......................        278,860             3.7%
Michael R. Gaulke(8)......................        203,088             2.7%
Marc W. Lorenzen(12)......................        143,817             1.9%
Piotr D. Moncarz(9).......................         90,736             1.2%
Samuel H. Armacost(10)....................         69,906               *
Edward J. Keith(11).......................         66,940               *
Alexander Kusko(13).......................         17,826               *
Barbara M. Barrett(12)....................         10,000               *
All Directors & Executive Officers (18
 persons) (14)............................      2,567,633            31.9%

--------
   * Represents less than one percent of the outstanding Common Stock of the Company.
 (1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of February 27, 1998 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
 (2) Includes 1,013,962 shares of Common Stock held by Roger L. and Gail E. McCarthy as trustees of a revocable trust established for the benefit of Roger L. and Gail E. McCarthy and 37,844 shares of Common Stock held in trusts for the benefit of the McCarthys' children.
 (3) As indicated on a Form 13G filed with the SEC on February 13, 1998 for Palo Alto Investors, Inc. and February 6, 1998 for Dimensional Fund Advisors Inc.
 (4) Includes 11,670 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998. The remaining 362,485 shares are held by Bernard and Shelley Ross as trustees of a revocable trust established for the benefit of Bernard and Shelley Ross.

 (5) Includes 9,544 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
 (6) Includes 175,908 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
 (7) Includes 12,500 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
 (8) Includes 188,750 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
 (9) Includes 41,374 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
(10) Includes 24,000 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
(11) Includes 18,000 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
(12) Includes no shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
(13) Includes 10,000 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998
(14) Includes 525,062 shares of Common Stock subject to options exercisable within sixty days of February 27, 1998.
(15) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 459,700 shares of the Company's Common Stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such executive officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

  Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5 was required to be filed by such persons, the Company believes that, during 1997, its executive officers, directors, and ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, Messrs. Armacost, Keith, and Van Gilder served as members of the Human Resources Committee. Mrs. Barrett and Mr. Katzenbach join the committee in July of 1997, after they were elected to the Board of Directors. No member of the Human Resources Committee is or was formerly an officer or an employee of the Company or any of its subsidiaries.

  No interlocking relationship exists between the Company's Board of Directors or Human Resources Committee and the Board of Directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                        EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION TABLE

  The following table shows for the Chief Executive Officer and each of the other four most highly compensated executive officers (the "Named Officers"), information concerning compensation paid for services to the Company in all capacities for the fiscal years indicated:

                                                                 LONG-TERM
                                                                COMPENSATION
                                          ANNUAL COMPENSATION      AWARDS
                                         ---------------------- ------------
                                                                 SECURITIES
                                                                 UNDERLYING   ALL OTHER
                                               SALARY   BONUS     OPTIONS    COMPENSATION
     NAME AND PRINCIPAL POSITION         YEAR   ($)     (1)($)      (#)         (2)($)
     ---------------------------         ---- -------- -------- ------------ ------------
Roger L. McCarthy                        1997 $499,990 $200,000         0      $20,346
  Chief Technical Officer and Director   1996 $493,746 $ 90,000         0      $18,779
  of the Company                         1995 $475,010 $ 90,000         0      $19,182
Subbaiah V. Malladi                      1997 $485,969 $160,000         0      $23,242
  Corporate Vice President of FaAA       1996 $468,759 $ 60,000         0      $20,221
  and Director of the Company            1995 $437,507 $ 70,000         0      $20,351
Michael R. Gaulke                        1997 $400,005 $140,000    75,000      $19,892
  President, Chief Executive Officer     1996 $387,504 $ 50,000    50,000      $17,775
  and Director of the Company            1995 $338,465 $ 60,000    25,000      $18,181
Robert W. Morgan(3)                      1997 $398,595 $      0         0      $33,610
  President of                           1996 $148,495 $      0    50,000      $     0
  Exponent Health Group, Inc.            1995 $      0 $      0         0      $     0
Alexander Kusko                          1997 $341,025 $      0         0      $     0
  Corporate Vice President of FaAA       1996 $362,550 $ 20,000         0      $     0
                                         1995 $368,775 $      0         0      $     0

--------
(1) Includes bonuses earned or accrued with respect to services rendered in the year or period indicated, whether or not such bonus was actually paid during such year.
(2) Represents contributions to the Company's defined contribution pension plan and insurance premiums, respectively, as follows: R.L. McCarthy, $12,800 and $7,546; S. V. Malladi, $12,800 and $10,442; M. R. Gaulke
    $12,800 and $7,092; Robert W. Morgan $12,800 and $20,810.
(3) Robert W. Morgan's salary in 1996 is only represented since August 1, 1996, the date the Company acquired Environmental Health Strategies, Inc. It does not include amounts paid for acquisition of Dr. Morgan's stock in Environmental Health Strategies, Inc.

OPTION GRANTS IN 1997

  The following table shows, as to the Named Officers, information concerning stock options granted during the year ended January 2, 1998.

                                                                        POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED
                                                                           ANNUAL RATES OF
                                                                             STOCK PRICE
                                                                            APPRECIATION
                                       INDIVIDUAL GRANTS                 FOR OPTION TERM(3)
                         ---------------------------------------------- ---------------------
                                  PERCENT OF TOTAL
                         OPTIONS OPTIONS GRANTED TO EXERCISE
                         GRANTED    EMPLOYEES IN     PRICE   EXPIRATION
          NAME           (#)(1)       YEAR(2)        ($/SH)     DATE      5%($)      10%($)
          ----           ------- ------------------ -------- ---------- ---------- ----------
Roger L. McCarthy.......      0          --             --          --          --         --
Subbaiah V. Malladi.....      0          --             --          --          --         --
Michael R. Gaulke....... 75,000          22%         $6.38    02/05/08  $  300,750 $  762,750
Robert W. Morgan........      0          --             --          --          --         --
Alexander Kusko.........      0          --             --          --          --         --

--------
(1) All options in this table were granted under the 1990 Stock Option and Rights Plan and have exercise prices equal to the fair market value on the date of grant. The options generally become exercisable over a period of four years at a rate of 25% per year and expire 10 years from the date of grant.
(2) In 1997, the Company granted options to employees to purchase 345,575 shares of common stock.
(3) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the Company's Common Stock on the date Mr. Gaulke was granted options were to increase at such rates from the price at the time of grant ($6.38) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $10.39 and $16.55, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

OPTION EXERCISES AND HOLDINGS

  The following table shows, as to the Named Officers, information concerning the number of shares subject to both exercisable and unexercisable stock options as of January 2, 1998. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of January 2, 1998. The Named Officers did not exercise any options during 1997.

                         NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                      OPTIONS AT JANUARY 2, 1998          JANUARY 2, 1998(1)
                      ------------------------------   -------------------------
        NAME          EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
        ----          -------------   --------------   ----------- -------------
Roger L. McCarthy...                0                0  $      0     $      0
Subbaiah V. Malladi.          205,668            4,000  $911,538     $ 24,000
Michael R. Gaulke...          151,250          133,750  $643,438     $647,812
Robert W. Morgan....           12,500           37,500  $ 57,813     $173,438
Alexander Kusko.....           10,000                0  $ 27,500     $      0

--------
(1) Market value of underlying securities based on the closing price of Company's Common Stock on January 2, 1998 (the last trading day of the period) on the NASDAQ National Market of $10.75 minus the exercise price of the options.

                             CERTAIN TRANSACTIONS

  Samuel H. Armacost is a Managing Director of Weiss, Peck & Greer, L.L.C. an investment firm. During the 1997, Weiss, Peck & Greer was engaged by the Company to provide short-term investment services, for which the Company paid Weiss, Peck & Greer an aggregate of $12,899.

                    REPORT OF THE HUMAN RESOURCES COMMITTEE
                           OF THE BOARD OF DIRECTORS

  The Human Resources Committee of the Board of Directors establishes the general compensation policies for all employees and oversees the specific compensation plans for officers of the Company, including the President and CEO. The Committee is composed of the five non-employee directors; no executive officers of the Company are included on the Human Resources Committee.

COMPENSATION POLICY

  The compensation of the Company's officers, including the President and CEO, is based on the profitability of the Company, the individual achievements of the officers, and the competitive environment for such employees. Individual performance assessments are based on both objective and subjective appraisals of contributions to: financial performance, quality, and leadership required to meet the level of excellence demanded by the Company's clients.

  Performance appraisals were completed by the Performance Evaluation and Resource Allocation Committee ("PERAC"), which is appointed by the Human Resources Committee and is comprised of the President and CEO, and the Chief Technical Officer ("CTO") of the Company, plus three Vice Presidents of FaAA. The Chairman of the Board of Directors is invited as a guest, along with the Director of Human Resources to attend all PERAC meetings. PERAC submitted their assessments and compensation recommendations to the Human Resources Committee for final review and approval. Independent assessments of all insider directors including the President and CEO and the Chief Technical Officer continued to be conducted by the Human Resources Committee.

  Timing of Compensation Changes. The performance reviews of officers and employees are typically completed within three months after the close of each year. Hence, compensation changes for 1998 were based on 1997 results. These compensation changes went into effect April 4, 1998.

COMPENSATION VEHICLES

  Salaries. The Company strives to provide base salaries commensurate with comparable executives and private consultants. However, the unique nature of the Company's business makes direct comparisons difficult as many competitors are sole practitioners or in private partnerships. In consideration of their responsibilities for both managing the Company and/or providing direct consulting services which generate significant Company revenue, the Human Resources Committee believes the officers' salaries are comparable to those earned by executives and consultants of similar background, capability and technical expertise.

  Bonuses. For the year ended January 2, 1998, the bonus plan was continued for all exempt employees, including highly paid executive officers. Bonuses were tied to the achievement of corporate profitability goals. Funding was provided for all levels at approximately 62% of target. Allocation of individual bonuses at the executive level was based on a review by PERAC of each FaAA executive's performance in the areas of financial contribution, quality, and leadership. The Human Resources Committee determines the bonuses for all inside directors including the President and CEO, and the CTO. The Human Resources committee also reviewed and approved the bonuses recommend by PERAC.

  Stock Options. The Human Resources Committee believes that stock ownership provides significant opportunity to assure that officers are motivated to maximize stockholder value. The fiscal 1997 options were granted at the market price on the date of grant and vest over a four-year period to encourage retention of key employees.

  Executive Compensation. The Human Resources Committee reviewed the performance of inside directors including the President and CEO, Michael R. Gaulke, and the CTO, Roger L. McCarthy, during 1997. In recognition of individual performance and contributions to overall corporate performance in 1997, the Committee approved an increase in base salary for the President and CEO. The Human Resources Committee reviewed the 1997 performance of all other officers, and selected base salary increases were approve based on an assessment of the Company, group, and individual performance. All salary adjustments for 1997 performance were implemented effective April 4, 1998.

                                          Human Resources Committee

                                          Samuel H. Armacost
                                          Barbara M. Barrett
                                          Jon R. Katzenbach
                                          Edward J. Keith
                                          George T. Van Gilder

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

  The following graph compares the Company's cumulative total stockholder return calculated on a dividend-reinvested basis from 1993 through 1998 with those of the S&P 500 Index and a peer group constructed by the Company (the "Peer Group"). The graph assumes that $100 was invested on first day of 1993. The Peer Group is composed of Analysis & Technology, Inc., Canisco Resources Inc., Dames & Moore Group, EMCON, Harding Lawson Associates, Inc. and Salient 3 Communications Inc. Returns for the Peer Group are weighted based on market capitalization at the beginning of each period presented. Note that historic stock price performance is not necessarily indicative of future stock price performance.


               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG EXPONENT INC., S&P 500 INDEX AND PEER GROUP

Measurement Period           EXPONENT       S&P          PEER
(Fiscal Year Covered)        INC.           500 INDEX    GROUP
-------------------          ----------     ---------    ----------
FYE  12/92                   $100.00        $100.00      $100.00
FYE  12/93                   $ 72.41        $110.08      $ 94.97
FYE  12/94                   $ 58.62        $111.53      $ 76.27
FYE  12/95                   $ 91.38        $153.45      $ 67.60
FYE  12/96                   $ 84.48        $188.68      $ 79.45
FYE  12/97                   $144.83        $251.63      $ 84.63

                                 OTHER MATTERS

  The Company knows of no other matters, which will be brought before the meeting. However, if any such matters are properly presented before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

  It is important that your shares be represented at the meeting, regardless of the number of shares, which you hold. You are, therefore, urged to execute and return at your earliest convenience the accompanying proxy card in the envelope, which has been enclosed.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ RICHARD L. SCHLENKER
                                          Richard L. Schlenker, Corporate
                                           Secretary

Menlo Park, California
April 13, 1998

--------------------------------------------------------------------------------

                                EXPONENT, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, MAY 13, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS


   The undersigned stockholder of Exponent, Inc. a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 1998, and hereby appoints Michael R. Gaulke, Roger L. McCarthy and Richard L. Schlenker and any of them, each with power of substitution and revocation, proxies and attorneys-in-fact of the undersigned to represent the undersigned and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held at the Company's auditorium, located at 155 Jefferson Drive, Menlo Park, California 94025, at 9:00 a.m., local time, on Wednesday, May 13, 1998 and at any adjournment thereof, upon the following matters.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT:

                       You can vote in one of two ways:

    1. Call toll free 1-800-840-1208 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or

    2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                  PLEASE VOTE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED    PLEASE MARK [X]
BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTIONS ARE           YOUR VOTES
INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND AS    AS INDICATED
SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE MEETING.

                                                          FOR   WITHHELD
1. Election of all nominees listed below to the           [_]      [_]
   Board of Directors to serve until the next
   Annual Meeting or until their successors have been duly elected and qualified, except as noted (write the names, of any nominees for whom you withhold authority to vote).

Nominees: Michael R. Gaulke, Samuel H. Armacost,
Barbara M. Barrett, Jon R. Katzenbach, Edward J.
Keith, Sabbalah V. Malladi, Roger L. McCarthy and George T. Van Gilder.

---------------------------------------
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE.


2. To ratify the appointment of KPMG Peat Marwick         FOR  AGAINST  ABSTAIN
   L.L.P. as independent public accountants for the       [_]    [_]      [_]
   Company for the fiscal year ending January 1, 1999.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

--------------------------------------------------------------------------------
  ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***

                                                          Date _________, 1998

                                                      ________________________
                                                      Signature

                                                      ________________________
                                                      Signature, If Jointly Held

                                                      IF ACTING AS ATTORNEY,
                                                      EXECUTOR, TRUSTEE OR IN
                                                      OTHER REPRESENTATIVE
                                                      CAPACITY, PLEASE SIGN NAME
                                                      AND TITLE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                               VOTE BY TELEPHONE

                           QUICK***EASY***IMMEDIATE

Your telephone vote authorizes the named proxies to vote shares in the same manner as if you marked, signed and returned your proxy card.

* You will be asked to enter a Control Number which is located in the box in the in the lower right hand corner of this form.

OPTION #1: TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL PROPOSALS. PRESS
1.

       YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

OPTION #2: IF YOU CHOOSE TO VOTE ON EACH PROPOSAL SEPARATELY, PRESS 0. YOU WILL HEAR THESE INSTRUCTIONS:

        Proposal 1: To vote FOR ALL nominees, PRESS 1; to WITHHOLD FOR ALL
                    Nominees, press 9.

        Proposal 2: To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0.

The instructions are the same for all remaining proposals.

      YOUR VOTE WILL BE CONFIRMED AND CAST AS YOU DIRECTED. END OF CALL.

    IF YOU VOTE BY TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL YOUR PROXY.
                             THANK YOU FOR VOTING.

  CALL ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
            1-800-840-1208 - ANYTIME                 ---------------------------

    There is NO CHARGE to you for this call.         ---------------------------
                                                            CONTROL NUMBER
--------------------------------------------------------------------------------